SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

December 10, 2003

Date of Report (Date of earliest event reported)

INKINE PHARMACEUTICAL COMPANY, INC.

(Exact name of registrant as specified in its charter)

New York	0-24972	13-3754005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1787 Sentry Parkway West
Building 18, Suite 440
Blue Bell, Pennsylvania

(Address of principal executive offices)

(215) 283-6850

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS

                   On December 10, 2003, InKine Pharmaceutical Company, Inc. (the "Company") issued a press release regarding the Company entering into a co-promotion agreement with Sigma-Tau Pharmaceuticals, Inc. under which the Company's sales force will promote Sigma-Tau's VSL#3® in a second sales position behind the Company's purgative product, Visicol®. The Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 7.  EXHIBITS

Exhibit No.	Description
99.1	Press release, dated December 10, 2003.

SIGNATURE

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2003	INKINE PHARMACEUTICAL COMPANY, INC.

By: /s/ Robert F. Apple

Robert F. Apple
Chief Operating and Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated December 10, 2003.